Exhibit 3.4

Exhibit 3.4 - 1

NOTARY PAPER
                                                        Law 4884/96                                                      ARGENTINA’S
NOTARY SEAL                                                                                                           NATIONAL SEAL
        JUJUY                                                                           UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL                                                       A 00508182

FIRST TESTIMONY.- Nº 387.- PUBLIC DEED NUMBER THREE HUNDRED EIGHTY SEVEN.- ARTICLES OF INCORPORATION  OF THE COMPANY “INCAS MINERAL, S.A.”.- In the City of San Salvador de Jujuy, Capital of the Province of Jujuy, Republic of Argentina on the Sixth day of the month of July of the year Two Thousand and Seven, before me, CESAR RICARDO FRIAS, Acting Notary Public with Registry Thirty Six, appear Mr. FABIO MONTANARI, Italian, with Passport from the European Union, Italian Republic number E571059, CDI 20-60346433-9, single, with domicile at Doctor Aparicio Street, Nº six hundred sixty seven of the Borough of Nieva of this City and Mr. RODOLFO IVAN RANZONI, Argentinean, with National Identity Document 22616821, CUIT 20-22616821-5, Married once with Claudia Karina Giulanotti, with domicile at Doctor Aparicio Street, Nº six hundred sixty seven of the Borough of Nieva of this City, able persons, to my knowledge both of full age, I give faith.- As the appearing persons through this act meet and after consideration made for the need to satisfy common necessities, resolve to establish a CORPORATION, that will be regulated by the provisions of Law 19950 and its amendments and complementation.- I) For that effect it is put into consideration the BY LAWS OF THE CORPORATION whose clauses are established as follows: ARTICLE FIRST:

Exhibit 3.4 - 2

CORPORATE NAME, DOMICILE: Is incorporated INCAS MINERAL, S.A., with corporate domicile in the City of San Salvador de Jujuy, Doctor Manuel Belgrano Department of this Province, at Doctor Aparicio Street, Nº six hundred sixty seven of the Borough of Nieva of this City with ample powers to install agencies, branches, correspondents, special domiciles and any other kind of specie or representation anywhere in the country or abroad.- ARTICLE SECOND: TERM: Its term will be of NINETY NINE YEARS (99), starting its record in the Public Registry of Commerce of our Province.- By resolution of Extraordinary General Assembly taken from the provisions of Article 244 of Law 19550, could be amended or extended the term or arranged its anticipated dissolution for which it will require a majority of eighty (80) percent of votes of the total amount of partners.- ARTICLE THIRD: CORPORATE PURPOSES: The corporation has the purposes to conduct on its own and/or through third persons and/or through association to third persons and/or with participation of third persons in the country or abroad, the following activities and/or operations: The exploitation, exploration of mines in all its forms and its related activities, mineral treatment, craftsmanship, industrialization in all

Exhibit 3.4 - 3

NOTARY PAPER
                                                        Law 4884/96                                                      ARGENTINA’S
NOTARY SEAL                                                                                                           NATIONAL SEAL
        JUJUY                                                                           UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL                                                       A 00508183

Its orders, product export, import for itself or third persons of items, tools, machinery or mining product and in fact, the exploitation, industrialization and trade of material or product related direct or indirectly with mining.- The mining activity can be conducted with the addition of self services or from third persons, in the country or abroad.- To conduct its purpose the corporation can perform individually or in partnership or associated with third persons or groups of management collaboration or any other form of association.- ARTICLE FOURTH: To conduct and/or execute the corporate purpose the corporation can perform all kind of legal act, implied or expressively authorized by Laws without restrictions of any nature, of any kind or manner whatsoever, as long as they are related direct or indirectly with the execution of purposes.- ARTICLE FIFTH: CAPITAL STOCK: The Capital stock will be up to the amount of NINETY THOUSAND pesos, represented by ONE HUNDRED AND EIGHTY (180) “A“  SERIES COMMON SHARES,  nominative, non endorsable, with par value of FIVE HUNDRED pesos each ($500) and with right to five votes, each share.- The capital stock can be increased five time its value by decision of the Ordinary General Assembly (Articles Assembly (Articles

Exhibit 3.4 - 4

188 and 235 of Law 19550 and its amendments).- The Assembly can delegate in the Board of Directors the time of issue and the conditions and ways to pay the integration of shares.- ARTICLE SIXTH: TRANSFERABILITY OF SHARES: Shares can be freely transferred between shareholders or third persons, with duly communication effectively to the corporation of such assignment.- ARTICLE SEVENTH: TITLES AND SHARES: The titles representing shares and temporary certificates, will contain the provisions prescribed in Articles 211 and 212 of Law 19550. Without prejudice, if the Board of Directors see it fit, will follow the system of notarized share accordingly to Article 208 of the Law of Commercial Companies.- ARTICLE EIGHTH: PREFERENCE RIGHT: Shareholders will have Preference Right and right to Increase the subscription of new issue of shares proportionally to their respective possession, unless the issue of special destination to the interest of the corporation being formed, in the conditions prescribed in Article 197 of Law 19550.- ARTICLE NINTH: DEFAULT: In case of default in the integration of shares the Board of Directors can choose any of the procedures of Article 173 of Law 19550. ARTICLE TENTH: TRANSFER OF NOMINATIVE SHARES NON ENDORSABLE: The

Exhibit 3.4 - 5

NOTARY PAPER
                                                        Law 4884/96                                                      ARGENTINA’S
NOTARY SEAL                                                                                                           NATIONAL SEAL
        JUJUY                                                                           UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL                                                       A 00508184

Transfer of nominative shares non endorsable and of Rights applied to them, must be notified in writing (effectively) to the Board of Directors of the Corporation to order the register of shares, then being effective before the corporation and third persons from the moment of registry or record.- ARTICLE ELEVENTH: ON BONDS: The corporation can issue Bonds of Fruition and Participation according to conditions established from Article 227 to 232 of Law 19550.- ARTICLE TWELFTH: The corporation can incur in debts from public or private creditors, through the issue of bonds or negotiable paper with guarantee, common or special, convertible or not, according to the provision established in Section VII from Chapter II of Law 19550.- ARTICLE THIRTEENTH: BOARD OF DIRECTORS ORGANIZATION AND PERFORMANCE: The direction and management of the Corporation will be in the hands of the Board of Directors formed by members established by the Assembly between a minimum of ONE (1) and a maximum of five (5) with three charges.- The Assembly can choose equal or less number of deputies for the same term to fill the vacancies caused and will be part of the Board of Directors in the order of election.- The Board of Directors will session with the presence of the absolute majority of its members and its resolutions will

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be taken with the majority of votes of members present. In case of tied vote the President will break the tied vote by voting again.- In its first meeting the Board of Directors will appoint a President, a Vice-President and a Secretary.- The Board of Directors will meet at least once every thirty days, communicating the agenda at least three days before the meeting. Also, any Director and/or Member can request a meeting of the Board and set the matter to be discussed.- The Assembly will determine the pay for the Board of Directors.- ARTICLE FOURTEENTH: The Directors must deposit as a guarantee the sum of ONE THOUSAND  pesos ($100,000) in cash or shares from another corporation, with a Promissory Note non negotiable or other goods that will subside until the approval of its performance or by expressed waive or resolved transaction accordingly to what is prescribed in Article 275 of the Law of Commercial Companies.- ARTICLE FIFTEENTH: BOARD OF DIRECTORS POWER AND REPRESENTATION:  The Board of Directors has extended powers of administration.- It is prohibited expressly to the Board of Directors to grant warrants and/or guarantees from the corporation to third persons.- The Legal Representation of the corporation will be on the hands of the President of the Board and in his absence by the Vice President or by the directors for special occasions and duly authorized by the Board of Directors.-
ARTICLE SIXTEENTH:

Exhibit 3.4 - 7

NOTARY PAPER
                                                        Law 4884/96                                                      ARGENTINA’S
NOTARY SEAL                                                                                                           NATIONAL SEAL
        JUJUY                                                                           UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL                                                       A 00508185

SUPERVISION: According to Article 284 of Law 19550 and its amendments, Syndication is waived and the supervision will be in the hands of the shareholders.- ARTICLE SEVENTEENTH: ASSEMBLIES: The meetings, ordinary or extraordinary, can be summoned simultaneously on first and second notice, in the form established on Article 237 of Law 195500, in which case, will take place in second notice the same date, an hour after the failure of the first. ARTICLE EIGHTEENTH: QUORUM: Quorum and majority are prescribed accordingly to Articles 234 and 244 of the Law 19550, according to the kind of Assembly, Summons and matter to be discussed.- ARTICLE NINETEENTH: FINANCIAL AND ECONOMY EXECUTION. The economy control ends on the thirty first day of December each year. At the end of the corporate control the accounting statements will be made according to the legal provisions, regulations and current techniques.- In the corporate domicile must be copies of records, balance sheets, administration resulting statement and evolution of net profit statement., as well as notes, complementary reports and attached charts.- said documents must be available to shareholders with no less than fifteen days prior to the meeting summoned for that purpose.- The net profit made will

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Destined to a) reach legal reserved fund from five percent to twenty percent.- b) pay the Board of Directors and Members.- c) Dividends of Common Shares, or to Facultative or Provision reserve funds according to Article 70 of Law 19550, to new account or any destination disposed by the Assembly. Dividends must be paid proportionally to each integration, within a year of its validation. ARTICLE TWENTIETH: DISSOLUTION AND LIQUIDATION: Once made the dissolution of the corporation, its liquidation will be in the hands of the acting Board of Directors at that moment, under he supervision of Members, paying off debts and paying back the capital, the remains will be shared proportionally to the shareholders accordingly to their share.- II.- After carefully studying of the clauses it is resolved to unanimously approved THE BYLAWS OF THE CORPORATION named INCAS MINERAL, S.A. which clauses are shown above. Also it is expressed that the Capital Stock is subscribed by: Mr. Fabio Montanari the amount of ONE HUNDRED SEVENTY(170) SHARES for a total of EIGHTY FIVE THOUSAND PESOS ($85,000) and Rodolfo Ivan Ranzoni the amount of TEN SHARES (10) for a total of FIVE THOUSAND PESOS ($5,000) The shareholders make twenty five percent in this act and the balance in money

Exhibit 3.4 - 9

NOTARY PAPER
                                                        Law 4884/96                                                      ARGENTINA’S
NOTARY SEAL                                                                                                           NATIONAL SEAL
        JUJUY                                                                           UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL                                                       A 00508186

Or goods until the period of two years.- Also it is resolved to appoint as a Member of the Board of Directors Mr. Fabio Montanari and this Assembly agrees the Board of Directors formed by one member who will perform as President, who signs this accepting the charge conferred by the Assembly.- III) Also, it is resolved to order the notarization and administration approval of this to the undersigned Notary who is authorized to proceed with all requirements for the Registry of the Corporation in the Public Registry of Commerce of the Province of Jujuy.- With no further matter to discussed the meeting of partners and incorporation is adjourned.- After read and ratified is signed as customary before me the Acting Notary Public who give faith. There are two signatures of the appearing persons.- Before me, my signature and seal.- IT IS ACCORDING to its original presented before me, to folio 820 of Protocol A of mi office.- I issue this first testimony which I sign and seal in the place and date of its notarization I give faith.-

UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL

THIS IS AN OFFICIAL AND TRUE TRANSLATION OF THE ORIGINAL DOCUMENT,        Panama, July 10th, 2007

Exhibit 3.4 - 10

NOTARY PAPER
                                                        Law 4884/96                                                      ARGENTINA’S
NOTARY SEAL                                                                                                           NATIONAL SEAL
        JUJUY                                                                           UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL                                                       A 00508655

FIRST TESTIMONY.- Nº 388.- PUBLIC DEED NUMBER THREE HUNDRED EIGHTY EIGHT.- SPECIAL POWER OF ATTORNEY  CONFERRED BY RODOLFO IVAN RANZONI.- In the City of San Salvador de Jujuy, Capital of the Province of Jujuy, Republic of Argentina on the Sixth day of the month of July of the year Two Thousand and Seven, before me, CESAR RICARDO FRIAS, Acting Notary Public with Registry Thirty Six, appear Mr. RODOLFO IVAN RANZONI, Argentinean, with National Identity Document 22616821, Married once with Claudia Karina Giulanotti, with domicile at Doctor Aparicio Street, Nº six hundred sixty seven of the Borough of Nieva of this City, to my knowledge both of full age, I give faith.- As the appearing person confers irrevocably SPECIAL POWER OF ATTORNEY for the term of five years to FABIO MONTANARI, Italian, with Passport from the European Union, Italian Republic number E571059, on his name and behalf proceed to sell, assign and transfer to his favor or to third persons for the price, term and conditions deem necessary, the shares he has and belonging to him in the corporation formed to date by means of Public Deed three hundred eighty seven, presented before me, in this Registry to my office named “INCAS MINERAL, S.A.”.- For that purpose is authorize to sell, assign and transfer without rendering account the mentioned shares, to sign and subscribe the

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Private or public documents needed, to collect and receive, give receipts, payment notes and also to execute acts necessary for that purpose in the defense and interest of the Conferrer for the execution of the purpose for which it is granted. Being this Power simply declaratory and not restricted.- Present in this act Mrs. CLAUDIA KARINA GIULIANOTTI, Argentinean, National Identity Document 22616821, spouse of conferrer who grants conformity and acceptance of the Power conferred.- After read and ratified they signed as customary before me, the Acting Notary Public I give faith. There are two signatures of the appearing persons.- Before me, my signature and seal.- IT IS ACCORDING to its original presented before me, to folio 825 of Protocol A of mi office.- For the Interested Person I issue this first testimony which I sign and seal in the place and date of its notarization I give faith.-

UNINTELLIGIBLE SIGNATURE
NOTARY PUBLIC SEAL

THIS IS AN OFFICIAL AND TRUE TRANSLATION OF THE ORIGINAL DOCUMENT,        Panama, July 10th, 2007

Exhibit 3.4 - 12